UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2016

 CALADRIUS BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

106 Allen Road, 4th Floor, Basking Ridge, NJ 07920
(Address of Principal Executive Offices)(Zip Code)

(908) 842-0100
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Caladrius Biosciences, Inc. (the "Company") filed a Current Report on Form 8-K on January 6, 2016 (the “Initial Form 8-K”) that disclosed that the Company’s board of directors (the “Board”) determined to discontinue the Company’s Phase 3 clinical study with CLBS20 as a monotherapy for the treatment of recurrent Stage III or Stage IV metastatic melanoma (the “Phase III Study Termination”), and expected to incur significant non-cash intangible asset and goodwill impairment charges in connection with the Phase III Study Termination, but could not currently estimate the amount or range of amounts of such charges. The Company is filing this Amendment No. 1 to the Initial Form 8-K to provide estimates for expected non-cash intangible asset and goodwill impairment charges.

Item 2.05. Costs Associated with Exit or Disposal Activities.
On January 6, 2016, the Company’s Board made the Phase III Study Termination decision. The Board made this determination based on the accelerating adoption of alternative treatments as described in the Press Release, as described in Item 8.01 of the Initial Form 8-K filed on January 6, 2016. In connection with the Phase III Study Termination, the Company will reduce associated staff by approximately 40 employees at its Irvine, California facility. The Company expects to incur restructuring charges of approximately $1.0 million in the first quarter of 2016 in connection with one-time employee termination costs, including severance and other benefits. The Company expects to incur significant non-cash intangible asset and goodwill impairment charges in connection with the Phase III Study Termination. On March 8, 2016, the Company made its determination of certain estimated impairment charges in connection with the Phase III Study Termination, as described in Item 2.06.
The information in Item 8.01 of the Initial Form 8-K is incorporated herein by reference.

Item 2.06. Material Impairments.
On January 6, 2016, the Company’s Board made the Phase III Study Termination decision. The Board made this determination based on the accelerating adoption of alternative treatments as described in the Press Release, as described in Item 8.01 of the Initial Form 8-K filed on January 6, 2016. The Company currently estimates that in process research and development ("IPR&D") associated with CLBS20 will be impaired by approximately $34 million, offset by a reversal of approximately $14 million of a related deferred tax liability, and the reversal of the fair value of contingent consideration associated with future milestone payments on CLBS20 future development and follow on therapies of approximately $14 million. The Company also estimates that goodwill of approximately $18 million included in the Research and Development reporting unit will be impaired.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALADRIUS BIOSCIENCES, INC.

By:	/s/ David J. Mazzo
Name:	David J. Mazzo, PhD
Title:	Chief Executive Officer

Dated:    March 14, 2016